Exhibit 10.10

SERIES B PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES B PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of September 5, 2018 by and among:

(1)	Mangrove Bay Ecommerce Holding (Cayman), an exempted company incorporated under the laws of the Cayman Islands (the “Company”);

(2)	Mangrove Bay Ecommerce (Hong Kong) Limited, a limited liability company incorporated under the laws of Hong Kong Special Administrative Region of China (the “HK Company”);

(3)	Guangzhou Yatsen Ecommerce Co., Ltd. (广州逸仙电子商务有限公司), a limited liability company incorporated under the laws of the PRC (the “Ecommerce Company”);

(4)

Guangzhou Yatsen Cosmetics Co., Ltd. (广州逸仙化妆品有限公司), a limited liability company incorporated under the laws of the PRC (the “Cosmetics Company”, together with the Ecommerce Company, the “Domestic Companies”, and each, a “Domestic Company”).

(5)	the persons and the companies listed on Schedule I-A hereto (such persons, the “Founders”, and each, a “Founder”; and such companies, the “Founder HoldCos”, and each, a “Founder HoldCo”); and

(6)	The investors listed on Schedule I-B hereto (the “Investors”, and each, an “Investor”).

The Company, the HK Company, the Domestic Companies, the WFOE (as defined below) and the subsidiaries and branches (controlled by ownership or contractual commitment or otherwise, including but not limited to the Cosmetics Company) of any of the foregoing are hereinafter referred to as the “Group Companies”, and each, a “Group Company”. The Company, the HK Company, the Domestic Companies, the Founders, the Founder HoldCos, and the Investors may hereinafter be collectively referred to as the “Parties”, and each, a “Party”.

RECITALS

A.    The Company is the sole shareholder of the HK Company. The HK Company contemplates to acquire 100% equity interest in the Ecommerce Company, and the HK Company will establish a wholly foreign owned enterprise in the PRC (the “WFOE”). The Group Companies are engaged in the business of cosmetics E-commerce (the “Principal Business”);

B.    Pursuant to certain loan agreement dated as of May 29, 2018 entered into by and among Banyan Partners Fund III, L.P. (“Banyan Fund III”), Banyan Partners Fund III-A, L.P. (“Banyan Fund III-A”, together with Banyan Fund III, “Banyan”), the Founders and the Company, Banyan provided a loan to the Company for an aggregate principal amount of US$5,000,000 on the terms and conditions contained therein (the “Loan”); and

C.    The Company desires to issue and sell to each Investor and each Investor, severally but not jointly, desires to purchase from the Company certain series B-1 preferred shares, par value US$0.00001 each, of the Company (the “Series B-1 Preferred Shares”) and certain series B-2 preferred shares, par value US$0.00001 each, of the Company (the “Series B-2 Preferred Shares”, together with the Series B-1 Preferred Shares, the “Series B Preferred Shares”), with such rights and privileges as set forth in the Shareholders Agreement (as defined below) and the Amended and Restated Memorandum and Articles of Association of the Company, in form and substance as set forth in Exhibit A (the “Restated Articles”) at the Closing (as defined below), on the terms and conditions set forth in this Agreement.

THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1

ISSUANCE OF SERIES B PREFERRED SHARES

1.1    Issuance of Series B Preferred Shares. Subject to the terms and conditions hereof and in consideration of the Purchase Price set forth below, the Company hereby agrees to issue and sell to the Investors, and the Investors hereby, severally but not jointly, agree to purchase from the Company a total of (i) 14,503,820 Series B-1 Preferred Shares at a price of US$0.0622 per share, amounting to an aggregate purchase price of US$902,500 (the “Series B-1 Purchase Price”), and (ii) 171,289,239 Series B-2 Preferred Shares at a price of US$0.0655 per share, amounting to an aggregate purchase price of US$11,219,443 (the “Series B-2 Purchase Price”, together with the Series B-1 Purchase Price, the “Purchase Price”). The Series B Preferred Shares to be purchased and sold pursuant to this Agreement shall be collectively hereinafter referred to as the “Purchased Shares”, and the ordinary shares, par value US$0.00001 each, of the Company (the “Ordinary Shares”) issuable upon conversion of the Purchased Shares will be collectively hereinafter referred to as the “Conversion Shares”.

SECTION 2

CLOSING

2.1    The Closing. The closing of the subscription and issuance of the Series B Preferred Shares hereunder shall take place remotely via the exchange of documents and signatures on a date specified by the Parties as soon as practical after satisfaction or otherwise waiver of the conditions as set forth in Section 6 and Section 7 (but in any event within three (3) business days thereafter, except for the conditions to be satisfied at the Closing), or at such other time and place as mutually agreed by the Parties (the “Closing”, and such date, the “Closing Date”).

2.2    Deliveries.

(a)    At the Closing, the Company shall deliver to each Investor, in addition to any item the delivery of which is made an express closing condition pursuant to Section 6 hereof, a certificate representing the number of the Purchased Shares that such Investor is purchasing against such Investor’s payment of the Purchase Price therefor.

(b)    At the Closing, each Investor shall pay to the Company its portion of Purchase Price as set forth opposite the name of such Investor in Schedule I-B in the following manner:

(i)    with respect to such portion of Purchase Price payable by Zhen Partners Fund IV, L.P. (“Zhen Fund”) and United Aspect Limited (“Hony Capital”) and such portion of Purchase Price in the amount of US$4,250,000 payable by Banyan Fund III and such portion of Purchase Price in the amount of US$750,000 payable by Banyan Fund III-A, by transferring immediately available funds to the bank account designated by the Company; and

(ii)    with respect to such portion of Purchase Price in the amount of US$4,250,000 payable by Banyan Fund III and such portion of Purchase Price in the amount of US$750,000 payable by Banyan Fund III-A, by cancellation of the Loan.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Each Investor hereby, severally but not jointly, represents and warrants to the Company as follows:

3.1    Authorization. Such Investor has all requisite power, authority and capacity to enter into the Transaction Agreements (as defined below) to which it is a party. This Agreement has been duly authorized, executed and delivered by such Investor. The Transaction Agreements, when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

3.2    Purchase for Own Account. Such Investor is acquiring the Purchased Shares solely for investment for such Investor’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS

Each of the Company, the HK Company, the Domestic Companies, the Founders and the Founder HoldCos (together with the Company, the HK Company, the Domestic Companies and the Founders, the “Warrantors”, and each a “Warrantor”) hereby, jointly and severally, represents and warrants to each Investor, except as set forth in the Disclosure Schedule (the “Disclosure Schedule”) attached hereto as Exhibit I (which shall be deemed to be representations and warranties of the Warrantors) as of the date hereof, and as of the Closing Date, as follows.

4.1    Organization, Good Standing and Qualification. Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, or by virtue of, the laws of the jurisdiction of its incorporation or establishment, and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted and to perform each of its obligations hereunder and under any agreement contemplated hereunder to which it is a party, the lack of which could result in a material adverse effect to the Group Companies taken as a whole. Each Group Company is duly qualified to transact business and is in good standing in each jurisdiction.

4.2    Capitalization. Immediately prior to the Closing, the authorized share capital of the Company consists of the following:

(a)    Ordinary Shares. A total of 4,363,824,941 authorized Ordinary Shares, of which 773,926,180 Ordinary Shares are outstanding and issued.

(b)    Preferred Shares. A total of 200,000,000 authorized series seed preferred shares, par value US$0.00001 each (the “Series Seed Preferred Shares”), all of which are issued and outstanding; a total of 66,667,000 authorized series a-1 preferred shares, par value US$0.00001 each (the “Series A-1 Preferred Shares”), all of which are issued and outstanding; a total of 183,715,000 authorized series a-2 preferred shares, par value US$0.00001 each (the “Series A-2 Preferred Shares”), all of which are issued and outstanding; a total of 14,503,820 authorized series b-1 preferred shares, par value US$0.00001 each (the “Series B-1 Preferred Shares”) , none of which are issued and outstanding; and a total of 171,289,239 authorized series b-2 preferred shares, par value US$0.00001 each (the “Series B-2 Preferred Shares”, together with the Series Seed Preferred Shares, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares and the Series B-1 Preferred Shares, the “Preferred Shares”), none of which are issued and outstanding.

(c)     Options, Warrants, Reserved Shares. Except for (i) the conversion privileges of the Preferred Shares, (ii) the preemptive rights provided in the shareholders agreement to be entered into at the Closing in form and substance as set forth in Exhibit B (the “Shareholders Agreement”), (iii) the repurchase rights provided in the restricted share agreement to be entered into at the Closing in form and substance as set forth in Exhibit C (the “Restricted Share Agreement”), and (iv) up to 211,570,000 Ordinary Shares reserved under the ESOP (as defined below) immediately prior to the Closing, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any equity interest or registered capital of any Group Company. Apart from the exceptions noted in the Transaction Documents (as defined below), no shares of any Group Company’s outstanding share capital, registered capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by any Group Company, are subject to any encumbrance, preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of such Group Company or any other person).

(d)     Outstanding Security Holders. Schedule II attached hereto sets forth the capitalization tables of the Company immediately prior to the Closing, and immediately after the Closing, in each case reflecting all then issued and outstanding shares of the Company (on a fully diluted basis).

4.3    Subsidiaries. None of the Company, the HK Company and the Domestic Companies presently owns or controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or entity than a Group Company. No Group Company is obligated to make any investment in or capital contribution in or on behalf of any other person.

4.4    Authorization. All corporate actions on the part of each Group Company, its officers, directors and shareholders/stockholders necessary for the authorization, execution and delivery of this Agreement, the Shareholders Agreement, the Restricted Share Agreement (as defined below) and any other agreement to which it is a party and the execution of which is contemplated hereunder (collectively the “Transaction Agreements”, together with the Restated Articles, collectively, the “Transaction Documents”), and the performance of all obligations of such Group Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Purchased Shares have been taken or will be taken prior to the Closing. Each Transaction Agreement, when executed and delivered, constitutes the valid and legally binding obligation of each of the Warrantors, enforceable against such Warrantor to the extent it is a party thereto, in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

4.5    Valid Issuance of Purchased Shares. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and non-assessable.

4.6    Employee Matters. No Founder is obligated under any agreement that would in any material aspect interfere with the use of his or her best efforts to carry out his duties for the respective Group Company. To the best knowledge of the Warrantors, the carrying on of each Group Company’s business by each Founder will not in any material aspect, conflict with, or result in a material breach of the terms under, any contract under which any of such Founder is now obligated.

4.7    Litigation. There is no material suit, legal proceeding, arbitration or government investigation (“Action”) pending against any Group Company. No Group Company is a party to or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency and there is no material Action by any Group Company currently pending.

4.8    Compliance with Laws. None of the Group Companies is in any material aspect in violation of any applicable law in respect of the conduct of its principal business. All consents, approvals or filings with any governmental authority and any third party on the part of each Warrantor required in connection with the consummation of the transactions contemplated hereunder shall have been obtained prior to and be effective as of the Closing. Each Group Company has all authority necessary for the conduct of its business as now being conducted by it, the lack of which could result in a material adverse effect to the Group Companies taken as a whole.

4.9    Compliance with Other Agreements. No Group Company is in any material violation of any term of its constitutional documents (the “Constitutional Documents”). The execution, delivery and due performance of and compliance with the Transaction Documents and the consummation of the transactions contemplated thereunder will not result in any such violation under any Constitutional Documents or any other material agreements.

4.10    Financial Statements. The Warrantors have delivered to the Investors the management accounts of the Domestic Enterprise as of June 30, 2018 (the “Financial Statements” and June 30, 2018, the “Statement Date”). Such Financial Statements present fairly the financial condition of the Domestic Enterprise at the date or dates therein indicated and the results of operations for the period or periods therein specified.

4.11    Tax Matters. The Group Companies have paid or made provision for the payment of all taxes that have become due pursuant to the applicable laws. There have been no examinations or audits of any tax returns or reports by any applicable governmental agency.

4.12    Activities Since Statement Date. Since the Statement Date, with respect to any Group Company, there has not been any material change in the assets, liabilities, financial condition or operating results, except for changes in the ordinary course of business and changes necessary to consummate the restructuring of the Group Companies as disclosed to the Investors.

4.13    Liability. Except as reflected in the Financial Statements, since the Statement Date, no Group Company has any indebtedness for borrowed money not within the ordinary course of business, which it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Group Company has otherwise become directly or indirectly liable.

4.14    Status of Proprietary Assets. Each Group Company (i) has independently developed and owns free and clear of all material claims, security interests, liens or other encumbrances, or (ii) has a valid right or license to use, all Proprietary Assets (as defined below), including without limitation all Registered Intellectual Property (as defined below), necessary, material and appropriate for the Business and to the best knowledge of the Company, without any conflict with or infringement of the rights of others in any material respect. For purpose of this Agreement, (i) “Proprietary Assets” shall mean all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, copyright registrations and applications and all other rights corresponding thereto, inventions, databases and all rights therein, all computer software including all source code, object code, firmware, development tools, files, records and data, including all media on which any of the foregoing is stored, formulas, designs, business methods, trade secrets, confidential and proprietary information, proprietary rights, know-how and processes, and all documentation related to any of the foregoing; and (ii) “Registered Intellectual Property” means all Proprietary Assets of any Group Company, wherever located, that has been filed with or recorded by any government authority.

4.15    Disclosure. Each Warrantor has fully provided each Investor with all material information that such Investor has requested for deciding whether to purchase the shares of the Company. No representation or warranty by any Warrantor in this Agreement and no information or materials provided by any Warrantor to the Investors in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. No financial forecasts or forward-looking statements in any business plans or other materials provided by any Warrantor to the Investors have been prepared based on unreasonable assumptions in any material respect.

SECTION 5

COVENANTS OF WARRANTORS

Each Warrantor hereby, jointly and severally, covenants to each Investor as follows:

5.1    Use of Proceeds. Other than repayment of the Loan (if applicable) and payment of (i) special dividends in the amount of US$742,500 to Maybe Cat Holding Limited and (ii) special dividends in the amount of US$160,000 to Icecrystou Holding Limited, the proceeds received from the issuance and sale of the Purchased Shares hereunder shall be used by the Company solely for the development and operation of the Principal Business and capital and other general expenditure in accordance with the Shareholders Agreement and the Restated Articles.

5.2    Availability of Ordinary Shares. At all times there shall be made available, free from any lien, for issuance and delivery upon conversion of the Series B Preferred Shares such number of Ordinary Shares or other shares in the share capital of the Company as are from time to time issuable upon conversion of the Series B Preferred Shares, from time to time, and the Warrantors will take all steps necessary to increase its authorized share capital to provide for sufficient number of Ordinary Shares issuable upon conversion of the Series B Preferred Shares.

5.3    Establishment of ESOP. The Company agrees, as soon as practicable after the Closing, to take whatever actions that are necessary to establish the employee equity incentive plan (the “ESOP”) duly approved in accordance with the Shareholders Agreement and the Restated Articles.

5.4    Filing of Restated Articles. Within ten (10) business days after the Closing, the Company shall file, and the Warrantors shall cause the Company to file the Restated Articles with the Registrar of Company of the Cayman Islands, and the evidence of which shall be delivered to the Investor.

5.5    Priority Investment Right. Within ten (10) years after the date of this Agreement, in the event that any Founder engages, invests, operates, or develops any new business or entities other than the Group Companies (the “New Project”), each Investor shall have right of first refusal to invest and participate in such New Project on the same terms and conditions same as applicable to other investors of the New Project.

5.6    Business of the Founder HoldCos, the Company and the HK Company. The business of the Founder HoldCos shall be restricted to the holding of shares or equity interest in the Company. Except as otherwise approved by the Board of Directors pursuant to the Shareholders Agreement, the business of the Company and the HK Company shall be restricted to the holding of shares or equity interest in the HK Company or the WFOE, respectively.

5.7    Business of the WFOE and the Domestic Companies. Prior to entering into any new business other than those in the scope of the Principal Business, each Warrantor shall use its best efforts and take all necessary actions to implement and carry out the new business plan subject to approval from the Board of Directors pursuant to the Shareholders Agreement. From the date of this Agreement until the Closing Date, the business of the Group Companies shall be limited to the Principal Business.

From the date hereof until the Closing Date, without Banyan’s prior written approval, the Domestic Companies shall not undertake any activities which may result in a material variation in excess of RMB 40,000,000 with respect to the non-operating debts/liabilities or the owners’ equity of the Domestic Companies.

5.8    Use of Investors’ Name or Logo. Without the prior written consent of the Investors, and whether or not the Investors are then the shareholders of the Company, none of the Group Companies, their shareholders (excluding the Investors), nor the Founders shall use, publish or reproduce the names of the Investors or any similar names, trademarks or logos in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes, except for the fact of the equity investments and shareholding in the Group Companies by the Investors (and in any such case shall not disclose the aggregate or individual investment amounts, pricing or ownership percentage, or any of the term of the Transaction Documents).

5.9    Employment Agreement and Confidentiality and Intellectual Property Rights Agreement. The Group Companies shall cause all of their respective current employees to enter into employment agreements and confidentiality and intellectual property rights agreements in standard form in compliance with the applicable laws and regulations in material aspects. The Group Companies shall further cause all of their respective future employees to enter into employment agreements and confidentiality and intellectual property rights agreements in standard form in compliance with the applicable laws and regulations in material aspects.

5.10    Accounting. As soon as practicable after Closing, the Group Companies shall use commercially reasonable efforts to establish and maintain the accounting policies and financial system in compliance with all applicable laws and regulations in material respect.

5.11    Permit and License. As soon as practicable, the Group Companies shall, and the Founders shall cause the Group Companies to obtain all permits and licenses and any similar authority necessary in compliance with applicable laws in material respect for the conduct of their business as currently conducted and as proposed to be conducted.

5.12    D&O Insurance. The Company shall obtain, upon the request of the Investors, at the cost no more than the average market price of such insurance, for the directors nominated by the Investors insurance against liability for negligence, default, breach of duty or breach of trust incurred in the course of discharging their duties as director or officer of the Company, including without limitation, director and officer liability insurance in an agreed insured amount.

5.13    Regulatory Compliance. The Founders and each Group Company shall comply with all applicable laws and regulations in the PRC in connection with the operations of the Group Companies in material respect. Each Warrantor shall cause all shareholders of each Group Company, and any successor entity or controlled affiliate of any Group Company to, timely complete all required registrations and other procedures with applicable governmental authorities (including without limitation SAFE (as defined in Section 6.12)) as and when required by applicable laws and regulations. The Warrantors shall procure each entity described above and its respective shareholders to be in compliance with such requirements and, subject to applicable laws and policies and upon resolutions of the Board of Directors, cause the profits, dividends and other distributions from the WFOE (or any successor entity) to be repatriated to the Company.

5.14    Deregistration of Subsidiaries. Within twelve (12) months following the Closing, the Ecommerce Company shall complete the deregistration of two domestic subsidiaries, the Guangzhou Yatsen Pet Products Co., Ltd. ( 广州逸仙宠物用品有限公司) and Guangzhou Yimeng Trading Co., Ltd.( 广州逸萌商贸有限公司).

5.15    Completion of Acquisition of Ecommerce Company. Within three (3) months following the Closing, the HK Company shall complete the Acquisition of the Ecommerce Company (as defined in the Section 6.11 below) in full compliance with the applicable laws and regulations, and shall deliver written record evidencing the completion of the aforesaid transaction to the Investors.

5.16    Establishment of WFOE and Execution of Joinder. Within three (3) months following the Closing, the Warrantors shall cause the WFOE to be duly established, and the WFOE, upon establishment, shall execute a Joinder to this Agreement and the Shareholders Agreement in the form attached hereto as Exhibit G, under which the WFOE shall agree to be bound by and subject to the terms of this Agreement and the Shareholders Agreement.

5.17    Business of Beijing Company. The Warrantor agrees that, without the prior written approval of the Investors, Beijing Yitong Technology Co., Ltd. (北京逸同科技有限公司), a company newly established by the Founders in Beijing for the purpose of the Circular 37 registration, will not take any business or operation after its establishment.

5.18    Filing of Domestic Non-special Purpose Cosmetic Products. Within three (3) months following the Closing, the Group Companies shall duly file all the domestic non-special purpose cosmetic products produced by any Group Company or any third party entrusted by the Group Companies with the provincial Food and Drug Administrations or any other competent authorities legally and appropriately, including but not limited to the products as listed in Exhibit E hereto.

SECTION 6

CONDITIONS TO INVESTORS’ OBLIGATIONS AT THE CLOSING

The obligation of each Investor to purchase such number of the Purchased Shares being purchased by it under this Agreement at the Closing is subject to the fulfillment, to the satisfaction of such Investor, or waiver by such Investor, on or prior to the Closing, of the following conditions:

6.1    Representations and Warranties True and Correct. The representations and warranties of the Warrantors contained in Section 4 shall be true and correct in all material aspects when made, and shall be true and correct in all material aspects as of the Closing Date with the same force and effect as if they had been made on and as of such date except for such representations and warranties only applicable on a particular date as set forth in Section 4.

6.2    Performance of Obligations. Each Warrantor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, and shall have obtained all approvals, consents, waivers and qualifications necessary to complete the transactions contemplated hereby.

6.3    Approvals, Consents and Waivers. Each Group Company shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, (i) all permits, authorizations, approvals, consents or permits of any governmental authority or regulatory body, and (ii) the waiver by the existing shareholders of the Company of any preemptive rights and all similar rights in connection with the issuance of the Purchased Shares at the Closing.

6.4    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions to be passed, executed and/or delivered by the Group Companies shall be satisfactory in substance and form to such Investor.

6.5    Adoption and Registration of Restated Articles. The Restated Articles shall have been duly adopted by shareholders’ resolutions of the Company and such Investor shall have received an email confirmation from the Company’s registered officer evidencing that the Restated Articles have been duly filed with the Registrar of Companies of the Cayman Islands.

6.6    Board of Directors of the Company. The Company’s Board shall have been constituted in accordance with the Restated Articles and the Shareholders Agreement. A copy of the register of directors of the Company, certified by a director of the Company as true and complete as of the Closing Date, updated to reflect the person appointed by Banyan as a director of the Company, shall have been delivered to such Investor.

6.7    Register of Members. A copy of the Company’s register of members, certified by a director of the Company as true and complete as of the Closing Date, updated to show such Investor as the holder of such number of the Purchased Shares being purchased by it under this Agreement shall have been delivered to such Investor.

6.8    Employment Agreement; Confidentiality and Intellectual Property Rights Assignment Agreement; Non-Compete and Non-Solicitation Agreement. Each of the Founders and Key Employees listed in Exhibit D shall have entered into a standard form employment agreement containing provisions of confidentiality, intellectual property rights assignment, non-compete and non-solicitation obligations of the employee.

6.9    Shareholders Agreement. The Company and all other parties (except for the Investors) to the Shareholders Agreement shall have executed and delivered to such Investor the Shareholders Agreement.

6.10    Restricted Share Agreement. The Company and all other parties (except for the Investors) to the Restricted Share Agreement shall have executed and delivered to such Investor the Restricted Share Agreement.

6.11    Acquisition of Ecommerce Company. The HK Company shall have entered into a share purchase agreement with the shareholders of the Ecommerce Company, pursuant to which the HK Company agrees to purchase, and such shareholders agree to sell, 100% equity interest in the Ecommerce Company (the “Acquisition of Ecommerce Company”).

6.12    Circular 37 Registrations. Each of the Founders shall have duly completed and obtained the foreign exchange registration with the competent local branch of the State Administration of Foreign Exchange (“SAFE”) in respect of his direct and indirect record and beneficial ownership of any equity securities in the Company and each other Group Company as required under the applicable SAFE rules and regulations (including but not limited to the Notice Regarding Certain Administrative Measures on Offshore Investment and Financing and Round-trip Investments by PRC Residents Through Special Purpose Vehicles by PRC Residents issued by the SAFE on July 4, 2014 (the “Circular 37”)).

6.13    Termination of Prior Onshore Investment Agreements. All the Prior Onshore Investment Agreements shall have been duly terminated in the form and substance satisfactory to the Investors. For purpose of this Section 6.16, the Prior Onshore Investment Agreements shall mean (i) the capital increase agreement (《广州逸仙电子商务有限公司增资协议》) entered into among the Founders, the Ecommerce Company and the Zhen Partners IV (HK) Limited on the date of August 1st, 2017; and (ii) the capital increase agreement (《广州逸仙电子商务有限公司增资协议》) and the joint venture contract (《广州逸仙电子商务有限公司中外合资经营企业合同》 ) entered into among the Founders, the Ecommerce Company, the Zhen Partners IV (HK) Limited and the Hony Mezzanine (Shenzhen) Investment Management Center (Limited Partnership)(弘毅夹层（深圳）投资管理中心（有限合伙）) on the date of October 9th, 2017. Management Rights Letters.

6.14    Each of Banyan and Zhen Fund shall have received from the Company a management rights letter in the form attached hereto as Exhibit F duly executed by the Company.

6.15    No Material Adverse Change. There shall have not been any material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Group Companies taken as a whole since the date hereof.

6.16    Compliance Certificate. At the Closing, the Warrantors shall deliver to such Investor a certificate, dated as of the Closing Date, certifying that all the conditions specified in this Section 6 have been fulfilled.

SECTION 7

CONDITIONS TO WARRANTORS’ OBLIGATIONS AT THE CLOSING

The obligations of the Company to issue the Series B Preferred Shares under this Agreement are subject to the fulfillment, or waiver by the Company, at or before the Closing of the following conditions:

7.1    Representations and Warranties True and Correct. The representations and warranties made by each Investor in Section 3 hereof shall be true and correct and complete in all material aspects when made, and shall be true and correct and complete in all material aspects as of the date hereof and as of the Closing Date as with the same force and effect as if they had been made on and as of such dates, subject to changes contemplated by this Agreement.

7.2    Performance of Obligations. Each Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Investor on or before the Closing.

7.3    Shareholders Agreement. Each Investor shall have executed and delivered to the Company the Shareholders Agreement.

7.4    Restricted Share Agreement. Each Investor shall have executed and delivered to the Company the Restricted Share Agreement.

SECTION 8

MISCELLANEOUS

8.1    Indemnity. Each Warrantor shall, jointly and severally, indemnify the Investors against any reduction in value of the Company’s or the Group Companies’ assets, any increase in their liabilities, any dilution of the Investors’ interests in the Company or any diminution in the value of the Investors’ interests in the Company as a result of (i) any breach or violation of any representation or warranty made by any Warrantor in the Transaction Documents and (ii) any breach by any Warrantor of any covenant or agreement contained herein and in any other Transaction Documents, including without limitation claims by tax authorities against the Company for all taxable periods ending on or before the Closing (the forgoing losses, the “Indemnifiable Losses”). Notwithstanding the foregoing, the Founders and the Founder HoldCos shall not be liable for any Indemnifiable Losses until and unless the Group Companies have exhausted all available funds in paying for the Indemnifiable Losses.

Notwithstanding anything to the contrary contained herein, the aggregate liabilities of the Warrantors pursuant to this Section 8.1 for any Investor under the Transaction Documents shall not exceed the Purchase Price paid for the Purchased Shares being purchased by such Investor hereunder, provided further that the aggregate liabilities of each Founder and his applicable Founder HoldCo pursuant to this Section 8.1 for any Investor under the Transaction Documents shall not exceed an amount equal to the lower of (i) (X) with respect to Banyan, the Purchase Price paid for the Purchased Shares being purchased by such Investor hereunder; and (Y) with respect to Zhen Fund and Hony Capital, the Purchase Price for the Purchased Shares being purchased by such Investor hereunder plus the respective total investment amount paid by such Investor to the Group Companies as a whole prior to the execution of this Agreement; and (ii) the value of the Ordinary Shares beneficially owned by such Founder in the Company, determined by the proceeds received by such Founder from disposal of such Ordinary Shares through arm’s length transaction in good faith. Any Founder may elect to compensate an Investor for any Indemnifiable Loss suffered by such Investor by transferring the Ordinary Shares in whole or in part held by the relevant Founder HoldCo to such Investor at no cost, provided that, the value for such number of Ordinary Shares to be transferred shall equal the Indemnifiable Loss with such value to be determined by the Company’s auditor in good faith (including affirmative votes of the holders of at least fifty percent (50%) of the then issued outstanding Ordinary Shares (on as-converted basis) held by all holders of the Preferred Shares).

8.2    Governing Law. This Agreement shall be governed by and construed exclusively in accordance the laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than Hong Kong to the rights and duties of the parties hereunder.

8.3    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments.

8.4    Entire Agreement. The Transaction Documents, and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

8.5    Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit H hereto, upon receipt of confirmation of error-free transmission; (c) when sent by e-email on the same day as it was sent to the e-mail address provided by the intended recipient, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; (d) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Party as set forth in Exhibit H; or (e) three (3) business days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit H with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.5 by giving, the other Party written notice of the new address in the manner set forth above.

8.6    Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Investors, the Founders and the Company.

8.7    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party hereto, upon any breach or default of any other Party hereto under this Agreement, shall impair any such right, power or remedy of such former party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring.

8.8    Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

8.9    Counterparts. This Agreement may be executed in one or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

8.10    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most closely effects the parties’ intent in entering into this Agreement.

8.11    Confidentiality and Non-Disclosure.

(a)    Disclosure of Terms. The terms and conditions of the Transaction Documents and all exhibits and schedules attached hereto and thereto (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

(b)    Press Releases. Any press release issued by any Group Company or their affiliates shall not disclose any of the Financing Terms and the substance and form of such press release shall be approved in advance by the Investors.

(c)    Permitted Disclosures. Notwithstanding the foregoing, any Party may disclose any of the Financing Terms to its current or bona fide prospective investor, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations.

(d)    Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of any Transaction Document or any of the exhibits and schedules attached hereto or thereto, or any of the Financing Terms hereof in contravention of the provisions of this Section 8.11 such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

(e)    Other Information. The provisions of this Section 8.11 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

8.12    Further Assurances. Each Party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

8.13    Dispute Resolution. Any dispute, controversy or, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof, the validity, scope and enforceability of this arbitration provision and any dispute regarding no-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration.

8.14    Expenses. The Company shall bear all legal, accounting and other out of pocket fees, costs and expenses incurred by Banyan in connection with the conduct of their industry, legal and financial due diligence and its negotiation, preparation, execution and completion of this Agreement and any other Transaction Documents hereunder and thereunder, which shall not exceed RMB300,000 (i) at the Closing, or (ii) in the event that the Closing has failed to occur due to fault of any Warrantor, within three (3) business days upon the demand of Banyan.

8.15    Termination. This Agreement may be terminated by the Company or an Investor by written notice to the other parties of this Agreement, if the Closing has not occurred within six (6) months after the date of this Agreement, provided the terminating party does not materially breach this Agreement. Such termination under this Section 8.15 shall be without prejudice to any claims for damages or other remedies that the parties may have under this Agreement or applicable law. For the avoidance of doubt, termination of this Agreement by an Investor shall solely apply to the rights and obligations under this Agreement with respect to such Investor and shall no event affect the rights and obligations under this Agreement with respect to other Investors.

8.16    Several but Not Joint Obligations. Each Investor’s obligations under this Agreement are several and not joint.

8.17    Most Favored Investors. In the event the Company has granted or will grant, in the prior or the next financing of the Company, any other investors or shareholders any rights, privileges or protections more favorable than those granted to the Investors, the Investors, with respect to the Series B Preferred Shares held by them, shall be entitled to the same rights, privileges or protections pari passu with the other investors or shareholders, and the Company shall take, and the Warrantors shall cause the Company to take, all necessary actions in order to effect the foregoing provisions of this Section 8.17.

8.19    Effect. This Agreement shall take effect upon execution by the Parties.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Mangrove Bay Ecommerce Holding (Cayman)

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng (黄锦峰)
Title:	Director

Mangrove Bay Ecommerce (Hong Kong) Limited

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng (黄锦峰)
Title:	Director

Guangzhou Yatsen Ecommerce Co., Ltd.
(广州逸仙电子商务有限公司)
(Chop)

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng (黄锦峰)
Title:	Director

Guangzhou Yatsen Cosmetics Co., Ltd.
(广州逸仙化妆品有限公司)
(Chop)

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng (黄锦峰)
Title:	Director

Mangrove Bay Ecommerce Holding (Cayman) Series B Financing

Signature Page to Series B Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FOUNDERS AND FOUNDER HOLDCOS:

/s/ Jinfeng Huang
HUANG Jinfeng (黄锦峰)

/s/ Yuwen Chen
CHEN Yuwen (陈宇文)

/s/ Jianhua Lyu
LYU Jianhua (吕建华)

Slumdunk Holding Limited

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng (黄锦峰)
Title:	Director

Maybe Cat Holding Limited

By:	/s/ Yuwen Chen
Name:	CHEN Yuwen (陈宇文)
Title:	Director

Icecrystou Holding Limited

By:	/s/ Jianhua Lyu
Name:	LYU Jianhua (吕建华)
Title:	Director

Mangrove Bay Ecommerce Holding (Cayman) Series B Financing

Signature Page to Series B Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTORS:

Banyan Partners Fund III, L.P.
By: Banyan Partners III Ltd., its general partner

By:	/s/ Anthony Wu
Name:	Anthony Wu
Title:	Authorized Signatory

Banyan Partners Fund III-A, L.P.
By: Banyan Partners III Ltd., its general partner

By:	/s/ Anthony Wu
Name:	Anthony Wu
Title:	Authorized Signatory

Mangrove Bay Ecommerce Holding (Cayman) Series B Financing

Signature Page to Series B Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTORS:

Zhen Partners Fund IV, L.P.

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Mangrove Bay Ecommerce Holding (Cayman) Series B Financing

Signature Page to Series B Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTORS:

United Aspect Limited

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Mangrove Bay Ecommerce Holding (Cayman) Series B Financing

Signature Page to Series B Preferred Share Purchase Agreement

SCHEDULE I-A

LIST OF FOUNDERS AND FOUNDER HOLDCOS

Founder	PRC ID Number	Founder HoldCo	Shareholding in Founder HoldCo
HUANG Jinfeng (黄锦峰)	***	Slumdunk Holding Limited	100%
LYU Jianhua (吕建华)	***	Icecrystou Holding Limited	100%
CHEN Yuwen (陈宇文)	***	Maybe Cat Holding Limited	100%

SCHEDULE I-B

LIST OF INVESTORS

Investor	Number of Purchased Shares	Purchase Price
Banyan Partners Fund III, L.P.	12,328,247 Series B-1 Preferred Shares; 118,059,186 Series B-2 Preferred Shares	US$	8,500,000
Banyan Partners Fund III-A, L.P.	2,175,573 Series B-1 Preferred Shares; 20,833,974 Series B-2 Preferred Shares	US$	1,500,000
Zhen Partners Fund IV, L.P.	15,267,179 Series B-2 Preferred Shares	US$	1,000,000
United Aspect Limited	17,128,900 Series B-2 Preferred Shares	US$	1,121,943

SCHEDULE II

CAPITALIZATION TABLE OF THE COMPANY

EXHIBIT A

FORM OF RESTATED ARTICLES

EXHIBIT B

FORM OF SHAREHOLDERS AGREEMENT

EXHIBIT C

FORM OF RESTRICTED SHARE AGREEMENT

EXHIBIT D

LIST OF KEY EMPLOYEES

EXHIBIT E

LIST OF NON-SPECIAL PURPOSE COSMETIC PRODUCTS TO BE FILED

EXHIBIT F

MANAGEMENT RIGHTS LETTER

EXHIBIT G

JOINDER

This Joinder (the “Joinder”) is made as of             , by                  (the “Joining Party”).

RECITALS

On                 , 2018, the Company, the HK Company, the Domestic Companies, the Founders, the Founder Holdcos, the Banyan Partners Fund III, L.P., the Banyan Partners Fund III-A, L.P., the Zhen Partners Fund IV, L.P. and United Aspect Limited entered into a Series B Preferred Shares Purchase Agreement (the “Share Purchase Agreement”).

On                 , 2018, the Company, the HK Company, the Domestic Companies, the Founders, the Founder Holdcos, the Banyan Partners Fund III, L.P., the Banyan Partners Fund III-A, L.P., the Zhen Partners Fund IV, L.P. and United Aspect Limited (collectively with the Banyan Partners Fund III, L.P., the Banyan Partners Fund III-A, L.P. and the Zhen Partners Fund IV, L.P., the “Investors” and each an “Investor”) entered into a Shareholders Agreement (the “Shareholders Agreement”, collectively with the Share Purchase Agreement, the “Transaction Documents”).

The Joining Party wishes to enter into the Share Purchase Agreement and the Shareholders Agreement as a party of such agreements.

THIS JOINDER WITNESSES as follows:

1. Interpretation. Capitalized terms not otherwise defined in this Joinder shall have the meanings given to them in the Transaction Documents.

2. Covenant; Enforceability. The Joining Party hereby ratifies and accedes to the terms of, agrees to be bound by, and assumes all rights or obligations, which shall have been granted to or have been undertaken by the “WFOE” under the terms and conditions of the Transaction Documents, as if the Joining Party had been an original party to the Transaction Documents. Each of the Company, HK Company, the Domestic Companies, the Founders, the Founder Holdcos and the Investors shall be entitled to enforce the Transaction Documents against the Joining Party, and the Joining Party shall be entitled to all rights and benefits of WFOE under the Transaction Documents, in each case as if such Joining Party had been an original party to the Transaction Documents since the date hereof.

3. Counterparts. This Joinder may be signed in any number of counterparts which together shall form one and the same agreement.

4. Governing Law; Dispute Resolution. This Joinder shall be governed by and construed exclusively in accordance with the Hong Kong laws, without regard to principles of conflicts of law thereunder. In the event of any dispute under this Joinder, such dispute shall be resolved pursuant to Section 8.13 of the Share Purchase Agreement, which is incorporated by reference herein.

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IN WITNESS WHEREOF this Joinder has been executed by the undersigned on the date set forth above.

JOINING PARTY:

By:
Name:
Title:	Legal Representative

EXHIBIT H

NOTICES

EXHIBIT I

DISCLOSURE SCHEDULE